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                        GRANITE BROADCASTING CORPORATION
                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS

                                                                                                     EXHIBIT 11

                                          Three Months Ended June 30,               Six Months Ended June 30,
                                            1998               1997                  1998               1997
                                            ----               ----                  ----               ----
                                                   (Unaudited)                             (Unaudited)
Basic:

Average shares and equivalents
   outstanding                            9,959,021           8,764,858           9,717,311          8,750,368
                                    ===============      ==============        ============      =============

Income (loss) before
   extraordinary item               $     2,086,574      $    2,195,584        $ (1,860,454)     $  (2,761,218)
Extraordinary loss                       (4,214,738)                ---          (4,214,738)          (320,804)
                                    ----------------     --------------        -------------     --------------

Net income (loss)                   $    (2,128,164)     $    2,195,584        $ (6,075,192)     $  (3,082,022)
                                    ================     ==============        =============     ==============

Loss attributable to
   common shareholders              $    (8,551,527)     $   (3,688,713)      $ (18,611,990)     $ (13,163,123)
                                    ================     ===============      ==============     ==============

Per common share:
     Loss before
        extraordinary item          $         (0.44)     $       (0.42)       $       (1.48)     $      (1.47)
Extraordinary loss                            (0.43)                ---               (0.43)            (0.04)
                                    ----------------     --------------       --------------     -------------
     Net loss                       $         (0.87)     $       (0.42)       $       (1.91)     $      (1.51)
                                    ================     ==============       ==============     =============


Diluted:

Average shares and equivalents
   outstanding                            9,959,021           8,764,858           9,717,311          8,750,368
                                    ===============      ==============        ============      =============

Income (loss) before
   extraordinary item               $     2,086,574      $    2,195,584        $ (1,860,454)     $  (2,761,218)
Extraordinary loss                       (4,214,738)                ---          (4,214,738)          (320,804)
                                    ----------------     --------------        -------------     --------------

Net income (loss)                   $    (2,128,164)     $    2,195,584        $ (6,075,192)     $  (3,082,022)
                                    ================     ==============        =============     ==============

Loss attributable to
   common shareholders              $    (8,551,527)     $   (3,688,713)      $ (18,611,990)     $ (13,163,123)
                                    ================     ===============      ==============     ==============

Per common share:
     Loss before
        extraordinary item          $         (0.44)     $       (0.42)       $       (1.48)     $      (1.47)
Extraordinary loss                            (0.43)                ---               (0.43)            (0.04)
                                    ----------------     --------------       --------------     -------------
     Net loss                       $         (0.87)     $       (0.42)       $       (1.91)     $      (1.51)
                                    ================     ==============       ==============     =============

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